Registration No. ______________

As filed with the Securities and Exchange Commission on March 10, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sol-Gel Technologies Ltd.
(Exact name of registrant as specified in its charter)

State of Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Sol-Gel Technologies Ltd.
7 Golda Meir St., Weizmann Science Park
Ness Ziona, 7403650, Israel
Tel: +972-8-931-3433
(Address of Principal Executive Offices) (Zip Code)

Sol-Gel Technologies Ltd. 2014 Share Incentive Plan
 (Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware
(Name and address of agent for service)

+1 (302) 738-6680
(Telephone number, including area code, of agent for service)

Copies to:

Nathan Ajiashvili Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: +1 212 906 1200	Perry Wildes Goldfarb Gross Seligman & Co. One Azrieli Center Tel Aviv 6702100, Israel Tel: +972 (3) 607-4444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of "large accelerated filer", "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐ Non-Accelerated Filer ☐	Accelerated Filer ☐ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

OF FORM S-8

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an additional 2,179,682 ordinary shares, par value NIS 0.01 per share, of Sol-Gel Technologies Ltd., (the “Company”), which may be issued under the Company's 2014 Israeli Share Incentive Plan (the "Plan") for which a registration statement of the Company on Form S-8 (File No. 333-223915) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.          PLAN INFORMATION.*

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *
___________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, or the Securities Act, and the Introductory Note to Part I of Form S-8.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with or furnished to the Securities and Exchange Commission (the “Commission”) by Sol-Gel Technologies Ltd., a company organized under the laws of Israel (the “Company” or the “Registrant”), are incorporated herein by reference and made a part hereof:

(a)	the Company’s Annual Report for the year ended December 31, 2022 on Form 20-F filed with the Commission on March 10, 2023;

(b)
the Company's reports on Form 6-K furnished to the Commission on January 27, 2023, January 31, 2023 and March 1, 2023 and our Form 6-K/A furnished on February 21, 2023 (in each case only to the extent provided in such Form 6-K or 6-K/A, as the case may be);  and

(c)
the description of the Company’s ordinary shares, par value NIS 0.1 per share, included in the registration statement on Form 8-A filed on January 26, 2018 (File No. 001-38367) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents or reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and to the extent designated therein, certain reports on Form 6-K, furnished by the Company, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports; provided, however, that documents and reports, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.          EXHIBITS

Exhibit Number	Description
4.1*	Amended and Restated Memorandum of Association of the Registrant.
4.2**	Amended and Restated Articles of Association of the Registrant.
5.1	Opinion of Goldfarb Gross Seligman & Co.
23.1	Consent of Goldfarb Gross Seligman & Co. (included in Exhibit 5.1).
23.2	Consent of Kesselman & Kesselman, Member Firm of PricewaterhouseCoopers International Limited.
24.1	Power of Attorney (included on signature page).
99.1***	Sol-Gel Technologies Ltd. 2014 Share Incentive Plan
107	Filing Fee Table

* Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on January 23, 2018.

** Incorporated herein by reference to Exhibit 1.2 to the Registrant's Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 10, 2023.

*** Incorporated by reference to Exhibit 4.4 of the Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ness Ziona, State of Israel, on this 10th day of March, 2023.

Sol-Gel Technologies Ltd. By: /s/ Alon Seri-Levy Alon Seri-Levy Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alon Seri-Levy and Gilad Mamlok, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all future amendments (including post-effective amendments) to the registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Alon Seri-Levy Alon Seri-Levy	Chief Executive Officer and Director	March 10, 2023

/s/ Gilad Mamlok Gilad Mamlok	Chief Financial Officer	March 10, 2023

/s/ Moshe Arkin Moshe Arkin	Chairman, Board of Directors	March 10, 2023

/s/ Itai Arkin Itai Arkin	Director	March 10, 2023

/s/ Shmuel Ben Zvi Shmuel Ben Zvi	Director	March 10, 2023

/s/ Hani Lerman Hani Lerman	Director	March 10, 2023

Yaffa Krindel-Sieradzki	Director	March , 2023

/s/ Jonathan B. Siegel Jonathan B. Siegel	Director	March 10, 2023

/s/ Ran Gottfried Ran Gottfried	Director	March 10, 2023

/s/ Jerrold S. Gattegno Jerrold S. Gattegno	Director	March 10, 2023

Puglisi & Associates Authorized U.S. Representative By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director March 10, 2023